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[The Cooper Companies Logo]                       The Cooper Companies, Inc.
                                                  1 Bridge Plaza, Sixth Floor
                                                  Fort Lee, NJ 07024 USA
                                                  201-585-5100
                                                  201-585-5355 Fax

                                                                 October 3, 1995

Robert S. Holcombe
547 Brook Avenue
River Vale, NJ 07642

Dear Bob:

     In view of the decision to close the Fort Lee office, this letter sets forth the agreement between us with respect to the termination of your employment with The Cooper Companies, Inc. ('Cooper'). As used in this letter, 'Employment Agreement' shall refer to the Employment Agreement, dated as of December 1, 1991, between you and Cooper, as amended on November 16, 1994. Each capitalized term used herein which is not otherwise defined shall have the meaning assigned to it in the Employment Agreement. To the extent there is any inconsistency between the Employment Agreement and this letter agreement, the provisions of this letter agreement shall be controlling. This letter shall also constitute the Notice of Termination called for under Section 4(c) of the Employment Agreement.

     By signing this agreement, you acknowledge that you were advised by the Company to consult with another attorney before signing, that you negotiated the agreement and that this agreement accurately sets forth the terms of our agreement regarding termination of your employment. Should you decide to sign the agreement, you will have a period of seven calendar days following your execution of the agreement in which to revoke your consent, which revocation must be in writing signed by you.

     1. Termination. (a) The termination of your employment with Cooper shall be effective April 30, 1996 (the 'Termination Date'). Subject to the last sentence of this subparagraph (a) and to subparagraph 1 (b) below, you shall continue to fully and faithfully perform those duties assigned to you by Cooper in your current capacity as Senior Vice President and General Counsel and continue to receive your Annual Salary at your current rate and all other rights and benefits to which you are entitled under your Employment Agreement until the close of business on the Termination Date. Notwithstanding the foregoing, from March 1, 1996 through and including April 30, 1996, you shall work at the rate of 18.75 hours per week and shall receive an Annual Salary payable at a rate equal to 50% of your current Annual Salary.

     (b) Should you notify the Company in writing at least 30 days before its effectiveness of a decision to end your employment prior to the Termination Date, you shall continue to receive your Annual Salary through such earlier termination date at the rate currently in effect (or 50% of that rate if subsequent to February 29, 1996) and all other rights and benefits to which you are entitled. All of the severance benefits described in Section 2 below shall remain due to you on exactly the same terms as described therein except that provision of the same shall begin on the early




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Robert S. Holcombe
October 3, 1995
Page 2

termination  date, rather than  on April 30,  1996. Upon delivery  of the notice
provided  for  herein,  such  early  termination  date  shall  become  the   new
Termination Date.

     2. Benefits. (a) Your employment has been terminated by Cooper without Cause, thereby entitling you to all of the benefits specified in Section 5(c) of the Employment Agreement.

     (b) On the Termination Date, Cooper shall deliver to you a check in payment of all accrued but unused vacation time less all amounts required to be withheld in connection with ordinary tax withholding rules and regulations.

     (c) Following the Termination Date, Cooper will facilitate the transfer of any funds in which you are vested under the Cooper 401(k) Plan.

     (d) All rights with respect to options or restricted stock issued under the 1988 Long Term Incentive Plan shall be governed by the provisions of such Plan, the various Option Certificates and Restricted Stock Agreements issued in accordance with such Plan and the Turn-Around Incentive Plan.

     (e) With respect to your 1995 and pro rata 1996 Incentive Payment Plan bonuses, in view of the changed circumstances all of your MBOs will be deemed to have been achieved and there will be no negative distinction made in comparison with other senior Cooper executives when determining the amount of your bonus payments.

     (f) In full satisfaction of Cooper's obligations to you under Section 5(c)(iii) of the Employment Agreement, Cooper shall pay you on the Termination Date a lump sum retirement benefit in the amount of $48,330.60.

     3. Release. On the Termination Date, you will execute and deliver to Cooper a General Release in the form attached hereto.

     4. Return of Records. You hereby agree and confirm that, on or prior to the Termination Date, you will return to the Company all documents containing Non-Public Information relating to the Company or entities in or with which the Company has, or has contemplated or is contemplating any investment or other transaction which you obtained during your employment with Cooper. As used herein, 'Non-Public Information' shall mean any information relating to the Company, its investments and acquisitions and proposed investments and acquisitions, and entities affiliated with any of the foregoing that you have acquired by reason of your employment with the Company, except for (A) information which is in the public domain at the time of receipt by you, and (B) information which, after receipt thereof by you, becomes part or the public domain through no improper act or omission of yours.




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Robert S. Holcombe
October 3, 1995
Page 3

     5. Remaining Agreement. Except as modified by the terms of this letter agreement, all of the terms and conditions of your Employment Agreement shall remain in full force and effect.

     6. Notice. Notices to be given hereunder shall be deemed given if made in accordance with Section 10 of the Employment Agreement, provided that the address to be used for the Company shall be: 6140 Stoneridge Mall Road, Pleasanton, CA 94588, and the address to be used for you shall be your address as specified on the first page of this letter, or such other address as either party shall specify in a written notice given to the other in accordance with such Section 10 and this provision.

     You hereby confirm and acknowledge that you have read this letter agreement and fully understand the provisions contained herein. If the foregoing sets forth your understanding of our agreement, please sign in the space provided below-v for your signature, whereupon this letter shall become a binding agreement.

     This letter agreement will be governed by the laws of the State of California (without giving effect to its choice of law provisions).

                                          Very truly yours,
                                          THE COOPER COMPANIES, INC.

                                          By:           ROBERT L. WEISS
                                                ------------------------------

ACCEPTED AND AGREED as
of the date first written above

ROBERT S. HOLCOMBE
------------------------------------
Robert S. Holcombe




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